SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM S-8

                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933

                              BARNES GROUP INC.
     -------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                 DELAWARE
     -------------------------------------------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)

                                06-0247840
     -------------------------------------------------------------------------
                    (I.R.S. Employer Identification No.)

                   123 MAIN STREET, BRISTOL, CONNECTICUT            06010
     -------------------------------------------------------------------------
                    (Address of Principal Executive Officer)      (Zip Code)

                   1991 BARNES GROUP STOCK INCENTIVE PLAN
     -------------------------------------------------------------------------
                            (Full Title of Plan)

                                                      Barnes Group Inc.
     William V. Grickis, Jr.                          123 Main Street
     Vice President and General Counsel               Bristol, CT 06010
     -------------------------------------------------------------------------
                   (Name and Address of Agent for Service)

                               (860) 583-7070
     -------------------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent For Service)

                       CALCULATION OF REGISTRATION FEE

                             Proposed Maxi-   Proposed Maxi-    Amount
        Title of    Amount    mum Offering    mum Aggregate       of
       Securities   to be       Price Per        Offering       Regis-
       to be Reg-   Regis-        Share           Price         tration
        istered     tered       (1)   (2)          (2)            Fee
     -------------------------------------------------------------------------
         Common
       Stock, par  1,500,000      $25.625       $38,437,500     $11,647.73
       value $.01
       per share
     -------------------------------------------------------------------------
     (1) Estimated solely for the purpose of calculating the registra-tion fee.
     (2) Based on the average of the high and low prices per share of the Registrant's common stock reported on the New York Stock Exchange on May 12, 1997, as set forth in Rules 457(c) and 457(h).


                                   PART II

     Item 3.   Incorporation of Documents by Reference.

               The contents of the Barnes Group Inc. (the "Registrant" or the "Company") Registration Statement on Form S-8 (File No. 033-20932), filed by the Registrant with the Securities and Exchange Commission on July 18, 1994, are incorporated herein by reference. Also incorporated herein by reference are (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) the Registrant's quarterly report on Form 10-Q for the first quarter ended March 31, 1997, (iii) the Registrant's Current Reports on Form 8-K filed February 21, 1997 and April 8, 1997, (iv) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 21, 1963 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description, and (v) all other reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 5.   Interests of Named Experts and Counsel.

               The legality of the common stock being registered by this registration statement has been passed upon by William V. Grickis, Jr., Esq., Vice President and General Counsel of the Company. Mr. Grickis currently has options to purchase 4,800 shares of the Company's common stock, par value $.01 per share, under the 1991 Barnes Group Stock Incentive Plan (the "Plan") and can be expected to receive additional options or other incentive awards under the Plan in the future.

     Item 8.   Exhibits.

               The Exhibits required by Item 601 of Regulation S-K are filed as Exhibits to this Registration Statement and indexed at page 4 of this Registration Statement.



                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on May 16, 1997.

                                        BARNES GROUP INC.

                                        By: /s/ Theodore E. Martin
                                        ------------------------------
                                           Theodore E. Martin
                                           President and Chief
                                           Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes John
     J. Locher and William V. Grickis, Jr. and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

          Signature                                     Date

      /s/ Theodore E. Martin                      May 16, 1997
     ---------------------------------
     Theodore E. Martin
     President and Chief Executive
     Officer (the principal executive
     officer) and Director

      /s/ John J. Locher                          May 16, 1997
     ---------------------------------
     John J. Locher
     Vice President, Treasurer
      (the principal financial officer)

      /s/ Francis C. Boyle, Jr.                   May 16, 1997
     ---------------------------------
     Francis C. Boyle, Jr.
     Vice President, Controller
      (the principal accounting officer)

      /s/ Thomas O. Barnes                        May 16, 1997
     ---------------------------------
     Thomas O. Barnes
     Director

      /s/ Gary G. Benanav                         May 16, 1997
     ---------------------------------
     Gary G. Benanav
     Director

      /s/ William S. Bristow, Jr.                 May 16, 1997
     ---------------------------------
     William S. Bristow, Jr.
     Director

     ---------------------------------            May 16, 1997
     Robert J. Callander
     Director

      /s/ George T. Carpenter                     May 16, 1997
     --------------------------------
     George T. Carpenter
     Director

      /s/ Donna R. Ecton                          May 16, 1997
     --------------------------------
     Donna R. Ecton
     Director

     /s/ Frank E. Grzelecki                       May 16, 1997
     ----------------------------------
     Frank E. Grzelecki
     Director

      /s/ Marcel P. Joseph                        May 16, 1997
     --------------------------------
     Marcel P. Joseph
     Director

      /s/ Theodore E. Martin                      May 16, 1997
     --------------------------------
     Theodore E. Martin
     Director


                                EXHIBIT INDEX

                              BARNES GROUP INC.

                     Registration Statement on Form S-8
               for the 1991 Barnes Group Stock Incentive Plan

        Exhibit Number             Description

             4.1 Rights Agreement dated as of December 10, 1996 between the Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed December 10, 1996)

             5.1         Opinion of William V. Grickis, Jr., Esq.

             23.1        Consent of Price Waterhouse LLP

             23.2        Consent of William V. Grickis, Jr., Esq.
                         (contained in the opinion filed as Ex-
                         hibit 5.1 to this Registration State-
                         ment)

             24.1        Power of Attorney (included on the sig-
                         nature page of this Registration State-
                         ment)